Exhibit 10.6

EXECUTION COPY

$250,000,000

Capmark Trust

Floating Rate Trust Preferred Securities

PURCHASE AGREEMENT

March 23, 2006

General Motors Acceptance Corporation

200 Renaissance Center

P.O. Box 200

Detroit, Michigan 48625-2000

Ladies and Gentlemen:

Capmark Trust, a Delaware statutory trust (the “Trust”), proposes to sell to you (the “Purchaser”), upon the terms and considerations set forth herein, an aggregate liquidation amount of $250,000,000 of its Floating Rate Trust Preferred Securities (liquidation amount of $5,000,000 per Trust Preferred Security) (the “Trust Preferred Securities”) representing preferred undivided beneficial ownership interests of the assets of the Trust, in exchange for a reduction in the amount of $250,000,000 in the aggregate amount of intercompany indebtedness otherwise owed by GMAC Commercial Holding Corp., a Nevada corporation (the “Company”), to the Purchaser and its affiliates (other than the Company’s subsidiaries).

The Trust Preferred Securities and the Floating Rate Trust Common Securities (liquidation amount of $1,000 per Trust Common Security) (the “Trust Common Securities” and, together with the Trust Preferred Securities, the “Trust Securities”), will be issued pursuant to the Amended and Restated Declaration of Trust, dated the date hereof (the “Declaration of Trust”), by and among the Company, as Sponsor (as defined in the Declaration of Trust), John F. Weaver, Marc A. Fox and Peter O’Hara, as regular trustees (the “Regular Trustees”), Law Debenture Trust Company of New York , as property trustee (the “Property Trustee”), Deutsche Bank Trust Company Americas, as agent (the “Agent”) and Deutsche Bank Trust Company Delaware, as Delaware trustee (the “Delaware Trustee” and, together with the Regular Trustees and the Property Trustee, the “Issuer Trustees”), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Company will guarantee the payment of the distributions on the Trust Securities on the terms and conditions set forth in the Trust Guarantee Agreement (the “Trust Guarantee”), dated as of March 23, 2006, between the Company, as Guarantor, and Law Debenture Trust Company of New York, as trustee (in its capacity as trustee under the Trust Guarantee, the “Trust Guarantee Trustee”).

The Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof among the Company, the Trust and the Purchaser (the “Registration Rights Agreement”).

This Purchase Agreement (this “Agreement”), the Declaration of Trust, the Trust Guarantee, the Indenture, dated as of March 23, 2006 (the “Indenture”), among the Company, Law Debenture Trust Company of New York, a New York banking corporation (in its capacity as trustee under the Indenture, the “Indenture Trustee”) and the Agent and the Registration Rights Agreement are referred to in this Agreement collectively as the “Operative Documents.”

1.             Restricted Securities. The Trust Preferred Securities will be offered and sold to the Purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. It is understood and acknowledged that upon original issuance thereof, the Trust Preferred Securities and the $250,001,000 Floating Rate Junior Subordinated Debenture due March 23, 2046 (the “Debenture”) issued pursuant to the Indenture will bear the restrictive legends set forth in the Declaration of Trust and the Indenture.

2.             Representations, Warranties and Agreements of the Trust and the Company.  Each of the Trust (with respect to itself) and the Company (with respect to itself and the Trust) represents and warrants to the Purchaser that:

(a)               The Trust has been duly created, is validly existing as a statutory trust and in good standing under the Statutory Trust Act of the State of Delaware (the “Delaware Statutory Trust Act”) with the trust power and authority to own property and conduct its business, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Declaration of Trust; the Trust is not and will not be a party to or bound by any agreement or instrument other than this Agreement and the Declaration of Trust; the Trust has no and will not have any liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration of Trust; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

(b)               The Declaration of Trust is duly and validly authorized and, when duly executed and delivered by the Company, as Sponsor, the Regular Trustees, the Property Trustee and the Delaware Trustee, and, assuming due authorization, execution and delivery of the Declaration of Trust by the Property Trustee and the Delaware Trustee, will constitute a valid and legally binding agreement of the Company and the Trust.

(c)               Upon issuance and delivery and payment therefor in the manner described herein, the Trust Preferred Securities will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

(d)               The Company has the power and authority to act as the Sponsor of the Trust and to perform its obligations under the Declaration of Trust.

(e)               The Trust Guarantee has been duly and validly authorized by the Company and, assuming due authorization, execution and delivery by the Trust Guarantee Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the

Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(f)                The Indenture has been duly and validly authorized by the Company and, assuming due authorization, execution and delivery by the Indenture Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(g)               The Debenture has been duly and validly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Indenture, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and entitled to the benefits of the Indenture.

(h)               The Registration Rights Agreement has been duly and validly authorized by the Company and the Trust, and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and legally binding agreement of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(i)                This Agreement has been duly and validly authorized, executed and delivered by the Company and the Trust.

(j)                No qualification of the Declaration of Trust, the Trustee Guarantee or the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) is required in connection with the offering of the Trust Preferred Securities.

3.             Sale and Purchase of the Trust Preferred Securities. The Trust agrees to sell to the Purchaser for the consideration set forth in the first paragraph of this Agreement, and the Purchaser agrees to purchase from the Trust, in exchange for the consideration set forth in the first paragraph of this Agreement, $250,000,000 aggregate liquidation amount of the Trust Preferred Securities.

4.             Representations, Warranties and Agreements of the Purchaser.

(a)               The Purchaser hereby represents and warrants to, and agrees with, the Trust and the Company that the Purchaser it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. The Purchaser acknowledges that it has such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Trust Preferred Securities. The Purchaser is able to bear the economic risk of its investment in the Trust Preferred Securities. The Purchaser acknowledges that it has had access to such financial and other information and has been afforded the opportunity to ask such questions of the Company and with respect to the Trust and receive answers thereto, as it deems necessary in connection with its decision to purchase the Trust Preferred Securities. The Purchaser acknowledges that it is not purchasing the Trust Preferred Securities as a result of any advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising). The Purchaser understands that the Trust Preferred Securities are being offered and sold to it pursuant to an exemption from the registration requirements under the Securities Act.

(b)               The Purchaser understands and agrees that it may not resell or otherwise transfer any Trust Preferred Securities prior to the date that is the earlier of (1) two years after the date hereof or (2) three months after the Company has repaid the Term Loan Agreement (as defined in the Declaration of Trust). In addition, the Purchaser understands and agrees that the Trust Preferred Securities may only be offered and sold pursuant to an effective registration statement or pursuant to an exemption from the Securities Act.

(c)               The Purchaser understands and agrees that the Trust Preferred Securities will be sold in denominations of $5,000,000 and will not be transferable in amounts of less than $50,000,000 aggregate liquidation amount, provided that in the event of a partial redemption of Trust Preferred Securities, a holder of such Trust Preferred Securities may subsequently transfer the full amount of Trust Preferred Securities then held by such holder. The Purchaser further understands and agrees that any transfer of Trust Preferred Securities in an amount having an aggregate liquidation amount of less than $50,000,000 or any amount resulting in a Holder’s holding Trust Preferred Securities in an amount having an aggregate liquidation amount of less than $50,000,000, except in each case pursuant to the proviso above, shall be deemed to be void and of no legal effect.

(d)               The Purchaser understands and agrees that the Trust Preferred Securities will be issued in certificated form.

(e)               This Agreement has been duly and validly authorized, executed and delivered by the Purchaser.

5.             Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust and the Purchaser.

Very truly yours,

GMAC COMMERCIAL HOLDING CORP.

By:	/s/ Catherine M. Jackson
Name: Catherine M. Jackson
Title: Senior Vice President

CAPMARK TRUST

By:	/s/ Peter O’Hara
Name: Peter O’Hara
Title: Regular Trustee

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GENERAL MOTORS ACCEPTANCE
CORPORATION

By:	/s/ D.C. Walker

Name: /s/ D.C. Walker
Title: Group Vice President